| Coopers                               | Coopers & Lybrand L.L.P.
| & Lybrand                             |
                                        | a professional services firm





                       Consent of Independent Accountants


To the Trustees of Scudder Securities Trust:



We consent to the incorporation by reference in the Post-Effective Amendment No. 36 to the Registration Statement of Scudder Securities Trust on Form N-1A of our report dated October 7, 1996 on our audit of the financial statements and financial highlights of Scudder Small Company Value Fund, which report is included in the Annual Report to Shareholders for the period October 6, 1995 (commencement of operations to August 31, 1996 which is incorporated by reference in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."




Boston, Massachusetts                   Coopers & Lybrand L.L.P.

December 20, 1996







Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.